Exhibit 4.01

SUPPLEMENTAL INDENTURE NO. 4
FROM
OGE ENERGY CORP.
TO
BOKF, N.A.
TRUSTEE
___________________________

DATED AS OF MAY 27, 2021
___________________________
SUPPLEMENTAL TO INDENTURE
DATED AS OF NOVEMBER 1, 2004

SUPPLEMENTAL INDENTURE No. 4, made as of the 27th day of May, 2021, by and between OGE ENERGY CORP., a corporation duly organized and existing under the laws of the State of Oklahoma (the “Company”), and BOKF, N.A., a national banking association, as trustee (the “Trustee”):
WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of November 1, 2004; and
WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 1 dated as of November 4, 2004, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.00% Senior Notes, Series due November 15, 2014”; and
WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 2 dated as of November 24, 2014, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of $100,000,000 in aggregate principal amount of Floating Rate Senior Notes due November 24, 2017; and
WHEREAS, the Company, the Trustee and UMB Bank, N.A., as predecessor trustee, registrar and paying agent, have heretofore executed and delivered its Supplemental Indenture No. 3, dated as of April 26, 2018, providing for the resignation of UMB and the acceptance, by the Trustee, of its appointment as trustee, registrar and paying agent and the assumption of all duties and responsibilities of the trustee, registrar and paying agent under the Indenture; and
WHEREAS, Section 2.05 of the Indenture provides that debt securities shall be issued in series and that a Company Order shall specify the terms of each series; and
WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Notes designated “0.703% Senior Notes, Series due May 26, 2023 (hereinafter sometimes referred to as the “Senior Notes due 2023”); and
WHEREAS, Section 12.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of debt securities or establishing or reflecting any terms of any debt security and adding to the covenants of the Company; and
WHEREAS, the execution and delivery of this Supplemental Indenture No. 4 (herein, “this Supplemental Indenture”) have been duly authorized by a resolution adopted by the Board of Directors of the Company;
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to set forth the terms and conditions upon which the Senior Notes due 2023 are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Senior Notes due 2023 by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes due 2023, as follows:

ARTICLE ONE.
RELATION TO INDENTURE; DEFINITIONS
Section 1.01.Integral Part of Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. Definitions; References to Articles and Sections; Terms referring to this Supplemental Indenture. For all purposes of this Supplemental Indenture:

(a)     Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)     All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)     The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.

ARTICLE TWO.
0.703% SENIOR NOTES, SERIES DUE MAY 26, 2023
Section 2.01.Designation and Principal Amount. There shall be a series of debt securities designated the “0.703% Senior Notes, Series due May 26, 2023” (the “Senior Notes due 2023”). The Senior Notes due 2023 shall be limited to $500,000,000 aggregate principal amount, except as provided in Section 2.07 hereof.

Section 2.02.Stated Maturity Date. Except as otherwise provided in Section 2.05 hereof, the principal amount of the Senior Notes due 2023 shall be payable on the stated maturity date of May 26, 2023.

Section 2.03.Interest Payment Dates. The Senior Notes due 2023 shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of 0.703% per annum, payable semi-annually in arrears on May 26 and November 26 of each year, commencing November 26, 2021. The Regular Record Dates with respect to such May 26 and November 26 interest payment dates shall be May 11 and November 11, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.04 and 2.12 of the Indenture.
Section 2.04.Office for Payment. The Senior Notes due 2023 shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.
Section 2.05.Redemption Provisions. The Senior Notes due 2023 may be redeemed by the Company at its option at any time on or after November 26, 2021, upon notice as provided in the Indenture, at a price equal to 100% of the principal amount of the Senior Notes due 2023 being redeemed, plus any accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
The Senior Notes due 2023 shall not be subject to any sinking fund.
Section 2.06.Authorized Denominations. The Senior Notes due 2023 shall be issued in fully registered form without coupons in a minimum denomination of $2,000 and multiples of $1,000 in excess thereof.
Section 2.07.Reopening of Series. The Senior Notes due 2023 may be reopened and additional notes of the Senior Notes due 2023 may be issued in excess of the limitation set forth in Section 2.01 hereof, provided that such additional notes will contain the same terms (including the maturity date and interest payment terms) as the other Senior Notes due 2023, except for the issue date, price to public and, if applicable, first date from which interest will accrue and the initial interest payment date. Any such additional Senior Notes due 2023, together with the other Senior Notes due 2023, shall constitute a single series for purposes of the Indenture.
Section 2.08.Form of 0.703% Senior Notes, Series Due May 26, 2023. The Senior Notes due 2023 shall initially be in the form attached as Exhibit A hereto.

ARTICLE THREE.
AMENDMENTS
Section 3.01.Recitals of fact, except as stated, are statements of the Company. The recitals of fact herein and in the Senior Note due 2023 (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.
Section 3.02.Supplemental Indenture to be construed as a part of the Indenture. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.
Section 3.03Trust Indenture Act to control; Severability of provisions contained in Supplemental Indenture and Notes.
(a)If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.
(b)In case any one or more of the provisions contained in this Supplemental Indenture or in the debt securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.
Section 3.04References to either party in Supplemental Indenture include successors or assigns. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.05 Provision for execution in counterparts; Table of Contents and descriptive headings of Articles not to affect meaning.

(a)This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, OGE ENERGY CORP. has caused this Supplemental Indenture to be signed by its Treasurer, and attested by its Secretary or an Assistant Secretary, and BOKF, N.A., as Trustee, has caused this Supplemental Indenture to be signed by its President, a Senior Vice President, Vice President or an Assistant Vice President, and attested by its Secretary, an Assistant Secretary, a Vice President or an Assistant Vice President, all as of the date first above written.

OGE ENERGY CORP.

By:	/s/ Charles B. Walworth
Name: Charles B. Walworth
Title: Treasurer

ATTEST:

/s/ Patricia D. Horn
Name: Patricia D. Horn
Title: Vice President - Governance, Corporate Secretary

BOKF, NA as Trustee

By:	/s/ Rachel Redd-Singleton
Name: Rachel Redd-Singleton
Title: Senior Vice President

ATTEST:

/s/ Austin North
Name: Austin North
Title: Asst. Vice President

[Signature page to Supplemental Indenture No. 4]

EXHIBIT A
Form of 0.703% Senior Note, Series due May 26, 2023

REGISTERED	REGISTERED
THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
OGE ENERGY CORP.
0.703% SENIOR NOTE, SERIES DUE May 26, 2023

CUSIP / ISIN: 670837AC7 / US670837AC70	NUMBER: R-1
ORIGINAL ISSUE DATE(S):	PRINCIPAL AMOUNT(S):
May 27, 2021	$500,000,000
INTEREST RATE: 0.703%	MATURITY DATE: May 26, 2023
OGE Energy Corp., a corporation of the State of Oklahoma (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of
FIVE HUNDRED MILLION DOLLARS
on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 26 and November 26 of each year, commencing on November, 2021, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note is registered at the close of business on the Regular Record Date for such interest, which shall be the May 11 and November 11, as the case may be, next preceding such Interest Payment Date, provided that the first Interest Payment Date for any part of this Global Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption, repayment or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Global Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the

Depositary, of the day on which such payment of interest is due on this Global Note (other than maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, on the Maturity Date or upon redemption, repayment or acceleration, of any part of the principal and applicable premium of this Global Note, the Depositary shall surrender, or cause to be surrendered, this Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary.
This Global Note is a global security in respect of a duly authorized issue of 0.703% Senior Notes, Series due May 26, 2023 (the “Notes of this Series,” which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of November 1, 2004 between the Company and BOKF, NA as successor trustee (the “Trustee,” which term includes any subsequent successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Global Note has been issued in respect of the series designated on the first page hereof.
Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Note or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note or Global Note, as the case may be.
The Company, at its option, may redeem this Global Note at any time on or after November 26, 2021 at a price equal to 100% of the principal amount of this Global Note being redeemed, plus any accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
Notice of redemption will be given by mail or by electronic communication (including e-mail) to Holders of Notes of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global Note in part only, a new Global Note or Notes of like tenor and series for the unredeemed interest hereof will be issued in the name of the Noteholder hereof upon the surrender hereof.
Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Note is required to be paid.
The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.
If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.
As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Global Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Global Note may be transferred only as permitted by the legend hereto.

If at any time the Depositary for this Global Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Global Note. If a successor Depositary for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Note, will authenticate and deliver individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Note.

The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Note, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

Under certain circumstances specified in the Indenture, the Depositary may be required to surrender any two or more Global Notes which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized signatory, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OGE ENERGY CORP.

By:

Dated:	Attest:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This Global Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

BOKF, NA, as Trustee

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT
	MIN ACT-		Custodian
		(Cust)		(Minor)

TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors

JT TEN - as joint tenants with right of survivor- ship and not as tenants in common
State

Additional abbreviations may also be used
though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed By:

(Name of Eligible Guarantor Institution as defined by SEC Rule 17 Ad-15 (17 CFR 240.17 Ad-15))

By:
Name:
Title: